Exhibit 99.1

HEARTWARE INTERNATIONAL, INC.

ANNUAL MEETING – JUNE 4, 2015

Disclosure of Annual Meeting Votes

The following table sets forth the voting results of HeartWare stockholders at HeartWare’s Annual Meeting held on June 4, 2015.

No.	Proposal	Vote Type	Vote Results
1.	Election of Directors
	a) Cynthia Feldmann	For	13,386,104
		Withheld	1,899,281
		Non Votes	938,216
	b) Dr. Denis Wade	For	13,386,104
		Withheld	1,899,281
		Non Votes	938,216
2.	Ratification of Appointment of Grant Thornton LLP
		For	16,125,832
		Against	90,698
		Abstain	7,071
		Non Votes	0
3.	Certificate of Incorporation Amendment to Increase Authorized Shares
		For	15,135,701
		Against	1,079,302
		Abstain	8,598
		Non Votes	0
4.	2012 Incentive Award Plan Amendment to Increase Available Shares
		For	11,674,165
		Against	3,604,336
		Abstain	6,884
		Non Votes	938,216
5.	Executive Compensation Advisory Vote
		For	11,514,206
		Against	3,750,238
		Abstain	20,941
		Non Votes	938,216